UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________
FORM 8-K
__________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2026
__________________________________________________
COURSERA, INC.
(Exact name of Registrant as Specified in Its Charter)
__________________________________________________

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 West El Camino Real, Suite 500 Mountain View, California		94040
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 963-9884
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On July 29, 2026, Coursera, Inc. (“Coursera,” “we,” “us,” or “our”) issued a press release and shareholder letter announcing its financial results for the quarter ended June 30, 2026. The press release and shareholder letter are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.
Item 8.01    Other Events.
On July 28, 2026, Coursera issued a press release announcing its equity investment in LearnVector Inc. (“LearnVector”), pursuant to which Coursera entered into a Series A Preferred Stock Purchase Agreement and related ancillary agreements (collectively, the “Transaction Agreements”) with LearnVector. Pursuant to the Transaction Agreements, Coursera purchased shares of LearnVector’s Series A Preferred Stock for an aggregate purchase price of $100.0 million (the “Investment”), representing 33.33% of the ownership interest in LearnVector on a fully diluted basis as of the date of the Investment. The press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.
LearnVector is an AI-native learning company founded by Andrew Ng, who also serves as Chairman of Coursera’s Board of Directors (the “Board”).
Because of the relationship between Mr. Ng and Coursera, in considering the Investment, the Board established a Special Committee comprised solely of directors that the Board determined to be independent and disinterested in the Investment (the “Special Committee”). The Board delegated to the Special Committee the power and authority to evaluate, negotiate, approve, or disapprove, the Investment and the Transaction Agreements. The Special Committee unanimously approved the Investment and authorized and directed Coursera to execute and deliver the Transaction Agreements.
The closing of the Investment occurred simultaneously with the parties’ entry into the Transaction Agreements. The Transaction Agreements contain customary representations and warranties from both Coursera and LearnVector, as well as customary covenants by the parties, including certain information, registration, notice, and pro rata rights in favor of Coursera. In addition, the Transaction Agreements provide that the parties will from time to time negotiate in good faith regarding potential commercial collaboration and/or commercial agreements that may be mutually beneficial to the parties.
The information under Items 2.02 and 8.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in Exhibits 99.1, 99.2 and 99.3 shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
99.1	Press release announcing Coursera’s second quarter 2026 financial results
99.2	Shareholder letter, dated July 29, 2026
99.3	Press release, dated July 28, 2026, announcing Coursera’s investment in LearnVector, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date:	July 29, 2026	By:	/s/ Michael Foley
Michael Foley Senior Vice President, Chief Financial Officer, and Treasurer